                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")


                          Intertape Polymer Group Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                     Canada                                       00-0000000
-----------------------------------------------  -----------------------------------------
(Jurisdiction of Incorporation or Organization)     (I.R.S. Employer Identification No.)

   110E Montee de Liesse, St-Laurent, Quebec                       H4T 1N4
-----------------------------------------------  -----------------------------------------
    (Address of Principal Executive Offices)                      (Zip Code)



If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                of the Exchange Act and is effective
pursuant to General Instruction A.(c),              pursuant to General Instruction A.(d),
please check the following box. |X|                 please check the following box. |_|

Securities Act registration statement file number
       to which this form relates:                                1-10928
                                                          ----------------------
                                                               (If applicable)

Securities to be registered pursuant to Section
        12(b) of the Exchange Act:

             Title of Each Class            Name of Each Exchange on Which
             to be so Registered            Each Class is to be Registered

     Common Stock, without nominal or
     par value                              New York Stock Exchange
-------------------------------------       ------------------------------------


Class "A" preferred shares, issuable in
series, ranking in priority to the
common shares                               New York Stock Exchange
---------------------------------------     ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.       Description of Registrant's Securities to be Registered

              The description of the securities to be registered hereby as set forth under the caption "Capital Stock" in (i) the Company's 1998 Annual Report (Notes to Consolidated Financial Statements) dated and included in Part I of the Registration Statement (Commission file No. 1- 10928) on Form 20-F (as amended, the "Registration Statement") of the registrant filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1934, as amended (the "Securities Act") and (ii) the related application directed to the Commission to withdraw security from listing and registration from the American Stock Exchange pursuant to Rule 12(d)2-2 of the Securities Act, are incorporated herein by reference.

              The Common Stock has been approved for listing on the New York Stock Exchange under the symbol "ITG," subject to official notice of issuance.

Item 2.       Exhibits

         The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.

                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                          INTERTAPE POLYMER GROUP INC.



Date:  July 30, 1999                        By: /s/ Andrew M. Archibald
                                                ---------------------------
                                                Name:  Andrew M. Archibald
                                                Title: Chief Financial Officer,
                                                Secretary, Treasurer &
                                                Vice President Administration